UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: July 18, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

American Airlines, Inc. is furnishing herewith a press release issued on July 18, 2012 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein. This press release was issued to report AMR's second quarter 2012 results.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release of AMR dated July 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: July 18, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release of AMR dated July 18, 2012

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, July 18, 2012

AMR CORPORATION REPORTS SECOND QUARTER 2012 RESULTS

$6.5 Billion in Quarterly Revenue, Highest in Company History

Net Profit of $95 Million, Excluding Reorganization and Special Items,
a $381 Million Improvement Over a Year Ago

Net Loss of $241 Million; Operating Income of $142 Million

FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported second quarter revenue of $6.5 billion, an increase of 5.5 percent year-over-year and the highest quarterly revenue in company history.
In the second quarter of 2012, the company reported a net profit of $95 million, excluding reorganization and special items - a $381 million improvement over the second quarter of 2011. AMR incurred a net loss of $241 million compared to a net loss of $286 million in the same period of 2011.
“Thanks to the great work of the entire American team, this was a time of exceptional improvement. Our revenue performance has topped the industry for several months, leading to our first second quarter profit in five years excluding reorganization and special items,” said Tom Horton, AMR's Chairman and Chief Executive Officer. “And this improvement reflects only a fraction of our ongoing restructuring progress. While there is still much to be done, we expect this momentum to build quickly as the new American re-emerges as an industry leader.”
Financial and Operational Performance
Consolidated passenger revenue per available seat mile (unit revenue) grew 9.1 percent compared to the second quarter of 2011, and mainline passenger unit revenue increased 8.7 percent.

•	Consolidated passenger yield, representing average fares paid, increased 7.1 percent year-over-year in the second quarter of 2012, and mainline passenger yield increased 6.8 percent.

•	Mainline capacity, or total available seat miles, in the second quarter of 2012 decreased 2.4 percent compared to the same period in 2011.

•	American's second quarter 2012 mainline load factor, or the percentage of total seats filled, was 85.1 percent - a record for any quarter.
The company's revenue performance was driven by year-over-year yield improvement and a higher consolidated load factor of 84.5 percent - a record for any quarter as well. Domestic unit revenue improved 8.6 percent in the second quarter versus the same period last year and, for the second consecutive quarter, the company experienced unit revenue increases across all five of its hubs. These results were supported by strong corporate revenue growth.
International unit revenue increased 9.0 percent in the second quarter, driven by increased load factors across all entities, and strong yield performance. Premium cabin demand improved significantly in both the Atlantic and Pacific entities, generating unit revenue increases of 8.5 percent and 18.1 percent, respectively. American and its joint-business partners, British Airways and Iberia over the Atlantic, and Japan Airlines over the Pacific, have gained momentum in attracting high-value customers to the airlines' enhanced networks. The Latin American entity posted a 6.7 percent unit revenue increase in the second quarter of 2012, including yield improvements in Mexico and Central and South America.
“Our improved financial results were driven by strong unit revenue performance, with growth outpacing the industry in each of the three months of the second quarter,” said Bella Goren, AMR's Chief Financial Officer. “Our consolidated unit revenue rose 9.1 percent, with increases across all five of our hubs and across all international entities. These industry-leading year-over-year revenue increases reflect the strength of our network and alliances, our focus on the customer, and the effectiveness of our overall strategy.”
AMR's consolidated operating expenses, excluding special items, were $6.2 billion, essentially flat with the same period last year. Excluding fuel costs, consolidated unit costs increased 2.3 percent year-over-year.
Reorganization Items and Special Charges
The second quarter 2012 results include $336 million in special charges and reorganization items.

•	Of that amount, $106 million is related to a special charge, primarily associated with employee severance-related costs.

•
The company recognized $230 million in reorganization items resulting from its and certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on Nov. 29, 2011. These items are primarily from estimated claims associated with restructuring the financing arrangements for certain aircraft and rejecting certain special facility revenue bonds, as well as professional fees.

Fuel Impact
Taking into account the impact of fuel hedging, AMR paid approximately $3.24 per gallon for jet fuel in the second quarter of 2012 versus approximately $3.12 per gallon in the second quarter of 2011, a 3.8 percent increase. As a result, the company paid $81 million more for fuel in the second quarter of 2012 than it would have paid at prevailing prices from the prior-year period.
Cash Position
AMR ended the second quarter with approximately $5.8 billion in cash and short-term investments, including a restricted cash balance of $772 million, compared to a balance of approximately $5.6 billion in cash and short-term investments, including a restricted balance of approximately $457 million, at the end of the second quarter of 2011.
At Nov. 30, 2011, the company had approximately $4.8 billion in cash and short-term investments, including a restricted cash balance of $693 million.
Fleet Renewal Progress
Later this year, the company will start placing into service the newest addition to its fleet, the Boeing 777-300ER, which will showcase a number of special features, including fully lie-flat First and Business Class seating, with direct aisle access from every seat; specially designed Main Cabin Extra seating with more legroom and comfort; international Wi-Fi and in-seat entertainment throughout all cabins.
In addition, the company recently unveiled plans for upgrading its international widebody fleet of Boeing 777-200ERs and Boeing 767-300ERs, which will also offer industry-leading interiors and amenities as well as fully lie-flat Business Class seats with aisle access for every seat.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges. Because of the company's restructuring, there can be no assurance as to the future value of the company's securities, including its common stock, which could have little or no value at the end of the restructuring process. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including the company's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2012	2011
Revenues
Passenger - American Airlines	$4,837	$4,557	6.1
- Regional Affiliates	790	711	11.1
Cargo	175	187	(6.6)
Other revenues	650	659	(1.4)
Total operating revenues	6,452	6,114	5.5

Expenses
Aircraft fuel	2,209	2,202	0.3
Wages, salaries and benefits	1,778	1,764	0.8
Other rentals and landing fees	333	355	(6.2)
Maintenance, materials and repairs	357	334	6.8
Depreciation and amortization	261	266	(2)
Commissions, booking fees and credit card expense	263	268	(2.1)
Aircraft rentals	130	158	(18)
Food service	130	133	(1.6)
Special charges	106	—	*
Other operating expenses	743	712	4.4
Total operating expenses	6,310	6,192	1.9

Operating Income (Loss)	142	(78)	*

Other Income (Expense)
Interest income	7	7	(3.9)
Interest expense	(164)	(215)	(23.8)
Interest capitalized	12	10	18.4
Miscellaneous - net	(8)	(10)	(20)
Total other income	(153)	(208)	(26.4)

Income (Loss) Before Reorganization Items, Net	(11)	(286)	(96.1)
Reorganization Items, Net	(230)	—	*
Income Before Income Taxes	(241)	(286)	(15.7)
Income tax	—	—	—
Net Income	$(241)	$(286)	(15.7)

Earnings Per Share
Basic	$(0.72)	$(0.85)
Diluted	$(0.72)	$(0.85)

Number of Shares Used in Computation
Basic	335	335
Diluted	335	335
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended June 30, 2012
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	12.75	8.6%	22.7	(1.9)
International	12.46	9.0	15.6	(3.0)
DOT Latin America	13.61	6.7	7.3	1.3
DOT Atlantic	11.76	8.5	6.0	(9.2)
DOT Pacific	10.67	18.1	2.3	1.3

American Airlines, Inc.	Three Months Ended June 30, 2012
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	86.3	0.7	14.78	7.7%
International	83.4	2.7	14.94	5.5
DOT Latin America	80.6	0.7	16.88	5.9
DOT Atlantic	85.8	2.9	13.70	4.9
DOT Pacific	86.1	9.1	12.39	5.7

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended June 30,		Percent
	2012	2011	Change

Net Income	$(241)	$(286)	(15.7)
Special Charges	106	—	*
Reorganization Items	230	—	*
Net Income Excluding Reorganization and Special Items	95	(286)	*

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2012	2011
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	32,586	32,788	(0.6)
Available seat miles (millions)	38,289	39,228	(2.4)
Cargo ton miles (millions)	456	459	(0.7)
Passenger load factor	85.1%	83.6%	1.5 pts
Passenger revenue yield per passenger mile (cents)	14.84	13.90	6.8
Passenger revenue per available seat mile (cents)	12.63	11.62	8.7
Cargo revenue yield per ton mile (cents)	38.34	40.76	(5.9)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.55	13.85	5.0
Fuel consumption (gallons, in millions)	604	627	(3.7)
Fuel price per gallon (dollars)	3.24	3.11	4.1

Regional Affiliates
Revenue passenger miles (millions)	2,683	2,585	3.8
Available seat miles (millions)	3,447	3,412	1.0
Passenger load factor	77.8%	75.8%	2.1 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,300	66,800
Other	12,800	13,700
Total	78,100	80,500
(1)Excludes $756 million and $793 million of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations (in millions, except as noted)	Three Months Ended June 30,
	2012	2011
Total operating expenses	$6,325	$6,225
Less: Operating expenses incurred related to Regional Affiliates	756	793
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,569	$5,432
American mainline jet operations available seat miles	38,289	39,228
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.55	13.85

Percent change	5%

American Airlines, Inc. Mainline Jet Operations (in millions, except as noted)	Three Months Ended June 30,
	2012	2011
Total operating expenses	$6,325	$6,225
Less: Operating expenses incurred related to Regional Affiliates	756	793
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,570	$5,432
American mainline jet operations available seat miles	38,289	39,228
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.55	13.85

Less: Impact of reorganization and special Items (cents)	0.28	—
Operating expenses per available seat mile, excluding impact of reorganization and special items (cents)	14.27	13.85

Percent change	3.1%

Less: Fuel cost per available seat mile (cents)	5.11	4.97
Operating expenses per available seat mile, excluding impact of reorganization and special items, and fuel expenses (cents)	9.16	8.88

Percent change	3.2%

Note: The company believes that operating expenses per available seat mile, excluding the cost of fuel, reorganization items and special items, assists investors in understanding the impact of fuel prices and special items on the company's operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated (in millions, except as noted)	Three Months Ended June 30,
	2012	2011
Operating expenses per available seat mile (cents)	15.12	14.52
Less: Impact of reorganization and special items (cents)	0.25	—

Operating expenses per available seat mile, excluding impact of reorganization and special items (cents)	14.87	14.52

Percent change	2.4%

Less: Fuel expense per available seat mile (cents)	5.30	5.16
Operating expenses per available seat mile, excluding impact of reorganization and special items and fuel expense (cents)	9.57	9.36

Percent change	2.3%

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2012	2011
Revenues
Passenger - American Airlines	$9,394	$8,691	8.1
- Regional Affiliates	1,460	1,288	13.3
Cargo	343	356	(3.7)
Other revenues	1,293	1,312	(1.4)
Total operating revenues	12,490	11,647	7.2

Expenses
Aircraft fuel	4,375	4,044	8.2
Wages, salaries and benefits	3,560	3,486	2.1
Other rentals and landing fees	661	707	(6.5)
Maintenance, materials and repairs	700	639	9.5
Depreciation and amortization	521	542	(3.9)
Commissions, booking fees and credit card expense	529	524	0.9
Aircraft rentals	272	318	(14.4)
Food service	255	253	0.6
Special charges	117	—	*
Other operating expenses	1,447	1,443	0.3
Total operating expenses	12,437	11,956	4.0

Operating Income (Loss)	53	(309)	*

Other Income (Expense)
Interest income	13	14	(6.8)
Interest expense	(342)	(415)	(17.6)
Interest capitalized	24	17	41.9
Miscellaneous - net	(18)	(29)	(37.9)
Total other income	(323)	(413)	(21.8)

Income (Loss) Before Reorganization Items, Net	(270)	(722)	(62.6)
Reorganization Items, Net	(1,630)	—	*
Income Before Income Taxes	(1,900)	(722)	*
Income tax	—	—	—
Net Income	$(1,900)	$(722)	*

Earnings Per Share
Basic	$(5.67)	$(2.16)
Diluted	$(5.67)	$(2.16)

Number of Shares Used in Computation
Basic	335	334
Diluted	335	334
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Six Months Ended June 30, 2012
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	12.35	9.1%	45.2	(1.7)
International	12.29	9.6	31.0	(0.3)
DOT Latin America	13.83	8.9	15.8	3.2
DOT Atlantic	10.96	8.8	10.7	(7.4)
DOT Pacific	10.09	12.3	4.6	6.3

American Airlines, Inc.	Six Months Ended June 30, 2012
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	83.3	1.3	14.84	7.4%
International	80.3	2.3	15.29	6.4
DOT Latin America	79.9	(0.1)	17.31	9.0
DOT Atlantic	80.4	4.2	13.63	3.1
DOT Pacific	81.9	5.7	12.32	4.5
1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2012	2011
Net Income	$(1,900)	(722)	*
Special Charges	117	31	*
Reorganization Items	1,630	—	*
Net Income Excluding Reorganization and Special Items	(153)	(691)	(77.9)
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2012	2011
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	62,546	61,953	1.0
Available seat miles (millions)	76,207	77,078	(1.1)
Cargo ton miles (millions)	901	898	0.3
Passenger load factor	82.1%	80.4%	1.7 pts
Passenger revenue yield per passenger mile (cents)	15.02	14.03	7.1
Passenger revenue per available seat mile (cents)	12.33	11.28	9.3
Cargo revenue yield per ton mile (cents)	38.07	39.66	(4.0)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.38	13.63	5.5
Fuel consumption (gallons, in millions)	1,196	1,224	(2.2)
Fuel price per gallon (dollars)	3.24	2.93	10.3

Regional Affiliates
Revenue passenger miles (millions)	5,054	4,720	7.1
Available seat miles (millions)	6,781	6,567	3.2
Passenger load factor	74.5%	71.9%	2.7 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,500	66,250
Other	13,000	13,500
Total	78,500	79,750
(1)Excludes $1.5 billion and $1.5 billion of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.
###
Current AMR Corp. news releases can be accessed at http://www.aa.com